Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that the individuals whose signatures appear below hereby constitute and appoint each of Larry F. Mazza and Donald T. Robinson his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto), registering the resale of common shares previously sold to investors pursuant to those certain Securities Purchase Agreements by and among MVB Financial Corp. and certain investors, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Stephen R. Brooks	Chairman	December 16, 2016
Stephen R. Brooks

/s/ David B. Alvarez	Vice Chairman	December 16, 2016
David B. Alvarez

/s/ Larry F. Mazza	Chief Executive Officer, President and Director	December 16, 2016
Larry F. Mazza	(Principal Executive Officer)

/s/ Donald T. Robinson	Executive President and Chief Financial Officer	December 16, 2016
Donald T. Robinson	(Principal Financial and Accounting Officer)

/s/ James J. Cava Jr.	Director	December 16, 2016
James J. Cava Jr.

/s/ Gary A. LeDonne	Director	December 16, 2016
Gary A. LeDonne

/s/ Harry Edward Dean III	Director	December 16, 2016
Harry Edward Dean III

/s/ John W. Ebert	Director	December 16, 2016
John W. Ebert

/s/ Gayle C. Manchin	Director	December 16, 2016
Gayle C. Manchin

/s/ Dr. Kelly R. Nelson	Director	December 16, 2016
Dr. Kelly R. Nelson

/s/ J. Christopher Pallotta	Director	December 16, 2016
J. Christopher Pallotta

/s/ Nitesh S. Patel	Director	December 16, 2016
Nitesh S. Patel

/s/ Jimmy D. Staton	Director	December 16, 2016
Jimmy D. Staton